                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1998, included in the Proxy Statement of Autodesk, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Autodesk, Inc.

  We also consent to the incorporation by reference therein of our report dated February 24, 1998 with respect to the financial statement schedules of Autodesk, Inc. for the years ended January 31, 1998, 1997, and 1996 included in the Annual Report (Form 10-K) for 1998 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Jose, California
September 29,1998